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                                                                   EXHIBIT 10.22

[SAGENT TECHNOLOGY, INC. LOGO]

                       SUBCONTRACTOR WORK ORDER AGREEMENT
                              TERMS AND CONDITIONS




1. INDEPENDENT CONTRACTORS. Subcontractor and __________ are independent contractors. Neither party is an employee, agent or representative of the other party. Neither party shall have any right, power, or authority to enter into any agreement for or on behalf of the other party, or to incur any obligation or liability or otherwise bind the other party. This Agreement does not create an association, joint venture, or partnership between the parties nor imposes any partnership liability upon either party.

2. WARRANTIES. Subcontractor warrants that Subcontractor has the right to enter into this Agreement and further warrants:

         a. that the service shall be performed in a good and professional manner;

         b. that Subcontractor shall at all times comply with __________ or its client's security provisions and other __________ or client policies and procedures made known to Subcontractor;

         c. that Subcontractor shall not violate or infringe upon any their party rights, including but not limited to property, contract, employment, trade secret, confidential and proprietary information, or any trademark, copyright or patent rights; and

         d. that Subcontractor shall not violate any applicable federal, state, or local laws, rules or regulations in the performance of services under this Agreement.

3. OWNERSHIP. All work or materials developed or provided by Subcontractor under this Agreement shall be deemed to be work made for hire and owned exclusively by __________. Such work or materials shall include and is not limited to data, notes, plans, documentation, specifications, designs, files, software (in source and object code form), upgrades, revisions, modification, or enhancements. In the event such work or materials may not, by operation of law, be work made for hire. Subcontractor hereby assigns to __________ all rights in such work and materials and all copyrights and patents rights therein. Subcontractor shall also disclose to __________ all discoveries, inventions, ideas or techniques (inventions) made by Subcontractor in the performance of services under this Agreement. All such Inventions shall also be owned exclusively by __________. Subcontractor shall execute any document and provide reasonable assistance to __________ as __________ may reasonably request to give full effect to __________'s ownership rights hereunder.

4. INDEMNIFICATION. Subcontractor shall indemnify and hold __________, its officers, employees and agents harmless from any and all claims, liability damages, losses and expenses arising from:

         a. any personal injury (or death) or damage of any property arising out of or in any way connected with any act or omission by Subcontractor in the provision of services under this Agreement;

         b. any taxes or other payments owned by Subcontractor to any governmental agency as a result of any services provided hereunder, any compensation owned to any employee or subcontractor of Subcontractor for services provided hereunder, or any determination that Subcontractor is not an independent contractor; and

         c. any claim by a third party that the work or materials provided hereunder infringes a copyright, patent, trade secret or other intellectual property right of such third party.

5. CONFIDENTIALITY. In the course of providing services hereunder, Subcontractor may have access to confidential and proprietary information and materials of __________ or its clients (Confidential Information). Confidential Information includes and is not limited to, information related to past, present or future research, development or business affairs, any proprietary products, materials or methodologies, or any other information which provides __________ or its clients with a competitive advantage. Confidential



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         Information shall be used by Subcontractor only in conjunction with the provision of services hereunder and shall not be disclosed to any third party. No rights or licenses under patents, trademarks or copyrights are ranted or implied by any disclosure of Confidential Information. Upon __________'s request or completion or termination of this Agreement, Subcontractor shall return all Confidential Information to __________. This Section 5 shall survive the expiration or termination of this Agreement.

6.       TERMINATION.

         6.1 __________ has the right to immediately terminate this Agreement without cause upon ten (10) days prior written notice to Subcontractor.

         6.2 Either party may terminate this Agreement upon ten (10) days prior written notice to the other party if the other party is in default of any provision of this Agreement and such default is not cured within the ten (10) day period.

         6.3 Upon termination of this Agreement, Subcontractor shall cease all work and shall promptly provide __________, without additional cost to __________, all work and materials developed by Subcontractor under this Agreement. Subcontractor shall also return to __________ all materials and Confidential Information provided to Subcontractor in connection with this Agreement.

7. NONCOMPETITION AND SOLICITATION __________ may, in connection with this Agreement, disclose to Subcontractor Confidential Information regarding __________'s clients and the products and services to be provided to such clients by __________. In consideration of the fees to be paid hereunder, Subcontractor agrees not to solicit such clients directly or indirectly, for any similar products and services during the term of this Agreement and for a period of one (1) year thereafter. Subcontractor further agrees not to solicit or approach for employment, either directly or indirectly, any __________ personnel during the term of this Agreement and for a period of one (1) year thereafter.

8. PUBLICITY AND TRADEMARKS. Neither party shall publicize or use the name or trademarks of the other party in any manner, or those of __________'s clients, without the prior written consent of the other party.

9. LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES ARISING FROM ANY NONCOMPLIANCE WITH SECTIONS 2, 3, 4, AND 5 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, REVENUE, DATA OR USE OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED O FTHE POSSIBILITY OF SUCH DAMAGES.

10. NONEXCLUSIVITY. This Agreement is nonexclusive and the parties may enter into similar agreements with other parties without restriction as to number, location and application.

11. NOTICES. Any notice, request, authorization, direction, or other communication under this Agreement shall be given in writing and delivered in person or by certified or first-class United States mail, properly addressed and stamped with the required postage to the intended recipient.

12. NONWAIVER. The failure of either party to insist upon or enforce strict conformance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment of such party's right unless made in writing and shall not constitute any subsequent waiver or relinquishment.

13. INVALID PROVISION. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

14. CUMULATIVE REMEDIES. The rights and remedies afforded to either party pursuant to any provision of this Agreement are in addition to and do not in any way limit any other rights or remedies afforded to either party by any other provision of this Agreement or by law. All such rights and remedies are cumulative and may be exercised singularly or concurrently.

15. SUCCESSORS AND ASSIGNS. Neither party may assign any rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any assignment of rights shall not work as a novation of obligations thereunder without written agreement. Any attempt to assign any rights, duties, or obligations hereunder without the other party's written consent will be void. Notwithstanding the above, either party may



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         assign this Agreement to a surviving entity in connection with any merger, acquisition or consolidation.

16. SURVIVAL. Sections 3, 4, 5, 6.3, 7 and 9 shall survive any termination of this Agreement.

17. ENTIRE AGREEMENT. This Agreement and its attachment(s) set forth the entire agreement between the parties and supersedes any and all prior or contemporaneous agreements of the parties with respect to the subject matter contained herein. __________ shall not be bound by, and specifically objects to, any term, condition, or other provision inconsistent with or in addition to any provision of this Agreement that is submitted by Subcontractor in any correspondence or any other document, unless __________ specifically agrees to such provision in a written instrument signed by an authorized representative of __________. No change, amendment, or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both parties.

18. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.



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                             SUBCONTRACTOR AGREEMENT

                                   SCHEDULE A
                                     BETWEEN

                                -----------------

                                       AND
                             SAGENT TECHNOLOGY, INC.

                       PROJECT CODE NO. __________________


Sagent Technology, Inc. agrees to provide the services described in the Statement of Work. Following the successful delivery of services, ________________ will pay Sagent Technology, Inc. in accordance with the following fee schedule and payment terms. This Schedule A shall be subject to the terms and conditions of the Subcontractor Work Order Agreement between __________ and Sagent Technology, Inc.

1. STATEMENT OF WORK: Sagent Technology, Inc. agrees to provide the necessary resources to __________ to test and develop the following five reports, using Sagent Query Tools at __________'s client
         _______________

         a. Income Statement by Organization and by Contract Type [2 templates]

         b.       Overhead Rate Analysis (actual versus budget) [1 template]

         c.       Revenue Accrual (actual versus budget) [1 template]

         d. Actual versus Budget by Cost Center (charging and owning) [2 templates: 1 for charging]

         e. Labor Productivity (dollars and hours) [4 templates: 3 for dollars, 1 for hours]

2.  FEE SCHEDULE AND PAYMENT TERMS:
         __________ agrees to pay a fixed price of $15,000 plus reasonable travel and living expenses that may be incurred during the delivery of this engagement. The estimated duration of this effort is expected to be fifteen (15) working days, these fifteen (15) days are a portion of the forty (40) days quoted to _______________ directly from Sagent Technology, Inc. on Quote 1 (attached) of Sagent Technology, Inc. Schedule A for implementation of Sagent Software. Upon _______________'s request, fifteen (15) days out of forty (40) were transferred to __________ in order to assist in the timely development of the above referenced reports. This effort is scheduled to begin
         _________________________.



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         Any work that may be required outside the scope of the above described services must be in the form of a written request by the Sagent Project Manager and processed as an addendum to this Schedule A.

         __________ will be billed upon the successful completion of the above described services, and the acceptance of those services by __________. Payment terms are net 30.

         Subcontractor must submit timecards and any expenses for the previous week's work on Monday's, to the ___________ Project Manager for review and approval.

         Within two business days after the end of a billing period, as defined in the Fee Schedule and Payment Terms, the Subcontractor shall submit an invoice to:

                             ________________________
                             ________________________
                             ________________________
                             ________________________
                             ________________________

The invoices shall contain the following information:

         Invoice Number
         Date of Invoice
         Period covered by this Invoice - From/To Dates
         Social Security Number or Federal Tax Identification Number Reference to the Subcontractor Agreement, Effective Date
         Project Code number __________ (Please reference as Purchase
           Order Number)
         Services performed and amounts due
         Pre-approved travel and/or per diem expenses if authorized in Fee
           Schedule and Payment Terms
         Copies of weekly timecards, expense reports and receipts will be attached

SAGENT TECHNOLOGY, INC.                     COMPANY:  __________________________

By:  _____________________________          By:  _______________________________
     Authorized Representative                   Authorized Representative

Name:  ___________________________          Name:  _____________________________

Title:  __________________________          Title:  ____________________________

Date:  ___________________________          Date:  _____________________________